UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2012

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 41-52-633-02-44

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On July 11, 2012, Tyco International Ltd. (“Tyco”) issued a press release (the “Pricing Press Release”) announcing the total consideration for each series of notes subject to the previously announced tender offers (the “Tender Offers”) of Tyco and its subsidiary Tyco International Finance S.A. (“TIFSA”) to purchase for cash on the terms set forth in an offer to purchase (the “Offer to Purchase”) and related letter of transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, the “Tender Offer Documents”), each dated June 27, 2012, any and all outstanding 6.000% Notes due 2013 co-issued by TIFSA and Tyco, 4.125% Notes due 2014 issued by TIFSA, 8.500% Notes due 2019 issued by TIFSA and 7.000% Notes due 2019 co-issued by TIFSA and Tyco (the “Any and All Offer”) and up to the Maximum Tender Amount (as defined in the Offer to Purchase) of the 6.875% Notes due 2021 co-issued by TIFSA and Tyco, 3.750% Notes due 2018 issued by TIFSA, 4.625% Notes due 2023 issued by TIFSA and 3.375% Notes due 2015 issued by TIFSA (the “Maximum Tender Offer”).

On July 12, 2012, Tyco issued a press release (the “Results Press Release”) announcing that, pursuant to the Tender Offers, US$1,249,071,000 in aggregate principal amount of notes subject to the Any and All Offer were validly tendered and not validly withdrawn prior to the expiration of the Any and All Offer and US$907,583,000 in aggregate principal amount of notes subject to the Maximum Tender Offer were validly tendered and not validly withdrawn prior to the Early Tender Date (as defined in the Offer to Purchase).

Tyco refers investors participating in the Tender Offers to the Tender Offer Documents for the complete terms of the Tender Offers.

A copy of the Pricing Press Release is furnished as Exhibit 99.1 to this current report and incorporated herein by reference.  A copy of the Results Press Release is furnished as Exhibit 99.2 to this current report and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  List of Exhibits

Exhibit No.	Description
99.1	Tyco International Ltd. Press Release, dated July 11, 2012.

99.2	Tyco International Ltd. Press Release, dated July 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf Executive Vice President and General Counsel

Date: July 12, 2012

Exhibit Index

Exhibit No.	Description
99.1	Tyco International Ltd. Press Release, dated July 11, 2012.

99.2	Tyco International Ltd. Press Release, dated July 12, 2012.